SCHEDULE 14C INFORMATION

             Information Statement Pursuant to Section 14(c) of the
              Securities Exchange Act of 1934 (Amendment No.   )

Check the appropriate box:
[X]   Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]   Definitive Information Statement

                     AXP Partners International Series, Inc.
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                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules
      14c-5(g) and 0-11

      (1) Title of each class of securities to which transaction applies:

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      (2) Aggregate number of securities to which transaction applies:

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      (3) Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined);

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      (4) Proposed maximum aggregate value of transaction:

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      (5) Total fee paid:

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[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

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      (2) Form, Schedule or Registration Statement No.:

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      (4) Date Filed:

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

(logo)
American
   Express(R)
 Partners Funds

AXP(R) Partners International
         Small Cap
                Fund

        901 Marquette Avenue South, Suite 2810
        Minneapolis, MN 55402-3268

        INFORMATION STATEMENT
(logo)
AMERICAN
 EXPRESS
(R)

INFORMATION STATEMENT

This information statement is being provided to the shareholders of AXP Partners International Small Cap Fund (the "Fund") in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Fund has received from the Securities and Exchange Commission ("SEC"). This exemptive order permits American Express Financial Corporation ("AEFC"), subject to approval of the Board of Directors (the "Board"), to select the subadviser AEFC believes to be best suited to achieve the Fund's investment objective. For example, a Fund may exercise this authority in order to hire an additional subadviser, to replace a subadviser or if there is a change in control of a subadviser. We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

This information statement is being mailed to shareholders of the Fund on or about _________, 2004.

THE FUND AND ITS MANAGEMENT AGREEMENTS

The Fund is a series of AXP Partners International Series, Inc. (the "Corporation"). The Corporation has entered into an Investment Management Services Agreement (the "IMS Agreement") with AEFC dated July 11, 2002. AEFC selects subadvisers to manage the investment portfolio of the Fund, reviews and monitors the performance of these subadvisers on an ongoing basis and recommends changes to subadvisers as appropriate. AEFC, subject to the approval of the Board, also is responsible for allocating assets among subadvisers if a fund has more than one subadviser. As compensation for its services, AEFC receives a management fee from the Fund and AEFC is responsible for payment of all fees to the subadvisers. Your Fund, therefore, pays no fees directly to the subadvisers.

AEFC recommends subadvisers to the Board based on AEFC's continuing evaluation of the subadvisers' skills in managing assets pursuant to specific investment styles and strategies. Short-term investment performance, by itself, is not a significant factor in selecting or terminating a subadviser and AEFC does not expect to recommend frequent changes in subadvisers.

Each subadviser serves pursuant to a separate subadvisory agreement (each a "Subadvisory Agreement"). The subadvisers do not provide any services to the Fund under the Subadvisory Agreements except portfolio investment management and related record-keeping services. However, in accordance with procedures adopted by the Board, a subadviser or its affiliated broker-dealer, may execute portfolio transactions for a Fund and receive brokerage commissions in connection with those transactions as permitted by Section 17(e) of the Investment Company Act of 1940, as amended (the "1940 Act"). A subadviser is allowed to use soft dollar arrangements, in which brokers provide research to a fund or its investment adviser in return for allocating fund brokerage, provided that the subadviser's procedures are acceptable to AEFC and consistent with Board and AEFC policies.

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2 -- AXP PARTNERS INTERNATIONAL SMALL CAP FUND   --   INFORMATION STATEMENT

                       WELLINGTON MANAGEMENT COMPANY, LLP
                 AND WELLINGTON MANAGEMENT INTERNATIONAL LIMITED
                       INTERCOMPANY SUBADVISORY AGREEMENT

AEFC previously selected and the Board previously approved Wellington Management Company, LLP ("Wellington Management") to subadvise a portion of the Fund's assets. At a meeting of the Board held on April 7-8, 2004, the Board members, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the "independent Board members"), approved an intercompany agreement between Wellington Management and Wellington Management International Ltd ("Wellington Management International"), whereby Wellington Management appointed Wellington Management International to provide investment management services for certain assets of the investment account or accounts of clients of Wellington Management, including the Fund. This agreement became effective on March 12, 2004.

The intercompany agreement between Wellington Management and Wellington Management International does not affect the terms and conditions set forth in the Subadvisory Agreement between AEFC and Wellington Management. Wellington Management International will provide investment management services to the portion of the Fund previously managed by Wellington Management. All other contractual duties, as set forth in the Subadvisory Agreement, will continue to be carried out by Wellington Management.

Under the IMS Agreement, the Fund pays AEFC a fee as follows:

AXP Partners International Small Cap

Assets (billions)                      Annual rate at each asset level
First $0.25                                         1.120%
Next 0.25                                           1.095
Next 0.25                                           1.070
Next 0.25                                           1.045
Next 1.00                                           1.020
Over 2.00                                           0.995

The table above represents the fee paid by the Fund to AEFC. AEFC, in turn, will pay the subadvisers out of its own assets at the following rates:

Wellington Management: 0.75% on the first $100 million reducing to 0.60% over $250 million.

                                                                       Fees paid
                                                         Fees paid    by AEFC to
                                                       by the Fund    Wellington
                                                         to AEFC*     Management
AXP Partners International Small Cap
(fiscal year ended 10/31/2003)                           $183,744       $62,802

* AEFC uses these fees to pay the subadvisers.

There is no change to the Subadvisory Agreement between AEFC and Wellington Management.

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3 -- AXP PARTNERS INTERNATIONAL SMALL CAP FUND   --   INFORMATION STATEMENT

The terms of the Subadvisory Agreement are consistent with the language of the registration statements of the Fund and the IMS Agreement between the Fund and AEFC.

AEFC, subject to the approval of the Board, decides the proportion of Fund assets to be managed by each subadviser and may change these proportions at any time. Currently, AEFC anticipates allocating assets so that each subadviser manages approximately one-half of the Fund. As of May 31, 2004, the Fund's assets were managed as follows:

                                                    Wellington         Franklin
                                                    Management         Templeton
AXP Partners International Small Cap                    50%               50%

                   INFORMATION ABOUT WELLINGTON MANAGEMENT AND
                       WELLINGTON MANAGEMENT INTERNATIONAL

Wellington Management is a professional investment counseling firm that provides investment services to investment companies, employee benefit plans, endowments, foundations, and other institutions. Wellington Management and its predecessor organizations have provided investment advisory services for over 70 years. As of March 31, 2004, Wellington Management had approximately $417 billion in assets under management. Wellington Management is located at 75 State Street, Boston, MA, 02109. For information on the principal executive officers and directors, please see attachment A.

Wellington Management International primarily provides business development, client liaison, investment monitoring, and account administrative services for Wellington Management in the European, Middle Eastern, and African Regions. Wellington Management International also has portfolio management responsibilities for certain international small company equity clients, effective June 2004. Wellington Management International became registered with the SEC in 2004 and has been registered with the Financial Services Authority and its predecessors in the UK since 1983. As of March 31, 2004, Wellington Management International had approximately $8.7 billion in assets under management. Wellington Management International is wholly-owned by Wellington Management Global Holdings, Ltd. Wellington Management Global Holdings, Ltd. is 95% owned by Wellington Management Company, LLP. The address for Wellington Management Global Holdings, Ltd. is Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. The following table provides information on the principal executive officers and directors.

Name                                             Title and Principal Occupation
Paul Braverman                              Director and Chief Financial Officer
Lorraine Alma Keady                                        Director
George Cabot Lodge                                         Director
Nancy Therese Lukitsh                                      Director
Duncan Mathieu McFarland                                   Director
Diane Carol Nordin                                         Director
Perry Marques Traquina                                     Director
Mark Douglas Jordy                                     Managing Director

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4 -- AXP PARTNERS INTERNATIONAL SMALL CAP FUND   --   INFORMATION STATEMENT

FINANCIAL INFORMATION

The Fund's most recent annual report and semiannual report are available on request, without charge, by writing to 70100 AXP Financial Center, Minneapolis, Minnesota 55474 or calling (800) 862-7919, or via the website at www.americanexpress.com.

RECORD OF BENEFICIAL OWNERSHIP

For AXP Partners International Small Cap Fund, as of the record date of June 7, 2004, AEFC, Minneapolis, MN held 32.92% of Class A shares and 19.90% of Class Y shares, Clients of Charles Schwab & Co., Inc., a brokerage firm, held 13.94% of Class A shares and 80.09% of Class Y shares, Shirley Marie Heidersbach and David
A. Heidersbach as Trustees of the Heiderbach Family Trust, Sherman Oaks, CA, held 5.17% of Class C shares, and AXP Portfolio Builder Moderate Aggressive Fund held 32.03% of Class I shares.

As of June 7, 2004, Board members and officers of the Fund as a group owned less than 1% of the outstanding shares of the Fund.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in reasonable time prior to the solicitation of proxies for the meeting.

_____ __, 2004

By Order of the Board of Directors

Leslie L. Ogg, Secretary

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5 -- AXP PARTNERS INTERNATIONAL SMALL CAP FUND   --   INFORMATION STATEMENT

Exhibit A - Senior Vice Presidents and Partners of Wellington Management Company, llp as of January 1, 2004

Partners of Wellington Management Company, llp*
Kenneth L. Abrams
Nicholas C. Adams
Rand L. Alexander
Deborah L. Allinson
Steven C. Angeli
James H. Averill
John F. Averill
Karl E. Bandtel
David W. Barnard
Mark J. Beckwith
James A. Bevilacqua
Kevin J. Blake
William N. Booth
Michael J. Boudens
Paul Braverman
Robert A. Bruno
Michael T. Carmen
Maryann E. Carroll
William R. H. Clark
Cynthia M. Clarke
Richard M. Coffman
John DaCosta
Pamela Dippel
Scott M. Elliott
Robert L. Evans
David R. Fassnacht
Lisa D. Finkel
Mark A. Flaherty
Charles T. Freeman
Laurie A. Gabriel
Ann C. Gallo
Subbiah Gopalraman
Paul Hamel
William J. Hannigan
Lucius T. Hill, III
James P. Hoffmann
Jean M. Hynes
Steven T. Irons
Paul D. Kaplan
Lorraine A. Keady
John C. Keogh
George C. Lodge, Jr.
Nancy T. Lukitsh
Mark T. Lynch
Mark D. Mandel
Christine S. Manfredi
Earl E. McEvoy
Duncan M. McFarland
Matthew E. Megargel
James N. Mordy
Diane C. Nordin
Stephen T. O'Brien
Andrew S. Offit
Edward P. Owens
Saul J. Pannell
Thomas L. Pappas
Jonathan M. Payson
Phillip H. Perelmuter
Robert D. Rands
James A. Rullo
John R. Ryan
Joseph H. Schwartz
James H. Shakin
Theodore E. Shasta
Andrew J. Shilling
Binkley C. Shorts
Scott E. Simpson
Haluk Soykan
Trond Skramstad
Stephen A. Soderberg
Eric Stromquist
Brendan J. Swords
Harriett Tee Taggart
Frank L. Teixeira
Perry M. Traquina
Nilesh P. Undavia
Clare Villari
Kim Williams
Itsuki Yamashita
David S. Zimble

* All Partners are also Senior Vice Presidents of Wellington Management Company, llp, except Itsuki Yamashita, who is Senior Managing Director of the Tokyo Branch of Wellington International Management Pte Ltd.

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6 -- AXP PARTNERS INTERNATIONAL SMALL CAP FUND   --   INFORMATION STATEMENT

AXP Partners International Small Cap Fund
70100 AXP Financial Center
Minneapolis, MN 55474

(logo)
AMERICAN
 EXPRESS
(R)
                                                                 S-6358 A (7/04)